QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Tenet Healthcare Corporation:

We consent to the incorporation by reference in Tenet Healthcare Corporation's registration statements on Form S-3 (Nos. 33-57801, 33-55285, 33-63451, 333-24955, 333-21867, 333-26621, 333-41907 and 333-74640), registration statements on Form S-4 (Nos. 33-57485, 333-18185, 333-74158 and 333-118751) and registration statements on Form S-8 (Nos. 33-50182, 33-57375, 333-00709, 333-01183, 333-38299, 333-41903, 333-41476, 333-41478, 333-48482 and 333-74216) of our reports dated March 7, 2005 with respect to (1) the consolidated balance sheets of Tenet Healthcare Corporation and subsidiaries as December 31, 2004 and 2003, and the related consolidated statements of operations, comprehensive income (loss), changes in shareholders' equity and cash flows for each of the years in the two-year period ended December 31, 2004, the seven-month transition period ended December 31, 2002 and the fiscal year ended May 31, 2002, and related consolidated financial statement schedule, and (2) management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the Company's December 31, 2004 annual report on Form 10-K.

Our report with respect to the consolidated financial statements refers to a change in the Company's accounting for goodwill and other intangible assets effective June 1, 2002.

/s/ KPMG LLP
Dallas, Texas March 7, 2005

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM